                                 SCHEDULE 14C
                                (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ]  Definitive Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))


                     CALLMATE TELECOM INTERNATIONAL, INC.
               (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
__
     (2) Aggregate number of securities to which the transaction applies:

         -----------------------------------------------------------------------
__
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
__
     (5) Total fee paid:

         -----------------------------------------------------------------------
__

[ ]      Fee paid previously with preliminary materials

[ ]      check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:_______________________________________________
     (2)  Form, Schedule or Registration Statement No.:_________________________
     (3)  Filing Party:_________________________________________________________
     (4)  Date Filed:___________________________________________________________

                     CALLMATE TELECOM INTERNATIONAL, INC.
                      725 Port St. Lucie Blvd., Suite 103
                           Port St. Lucie, FL, 34984

                              ------------------

                       PRELIMINARY INFORMATION STATEMENT
        PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
          AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                              ------------------

                       WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                              ------------------


                                 INTRODUCTION

      This information statement (the "Information Statement") was mailed on or about February 22, 2001 to the shareholders (the "Shareholders") of record on February 14, 2001 of Callmate Telecom International, Inc., a Florida corporation (the "Company") in connection with certain actions taken by the Company pursuant to the Written Consent of the Majority Shareholders of the Company, dated February 6, 2001. The actions taken pursuant to the Written Consent concerned:
(i) the change of the Company's name; (ii) the replacement of the Company's Board of Directors, and (iii) the change of control of the Company resulting from its acquisition of WebEngine Technologies International, Inc. The principal executive office of the Company is located at 725 Port St. Lucie Blvd., Suite 103, Port St. Lucie, FL, 34984. The Company's telephone number is (888) 672-5935.



THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS' MEETING
             WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                     CALLMATE TELECOM INTERNATIONAL, INC.
                      725 Port St. Lucie Blvd., Suite 103
                           Port St. Lucie, FL, 34984

                              ------------------

                       PRELIMINARY INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
                AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                              ------------------

To our Shareholders:

NOTICE IS HEREBY GIVEN that the following actions were or will be taken pursuant to a Written Consent of the Majority Shareholders of Callmate Telecom International, Inc., attached hereto as Exhibit A:

1 The change of the Company's name to BankEngine Technologies, Inc., effective as of the filing of an amendment to and restatement of the Company's Articles of Incorporation with the Florida Secretary of State.

2 The replacement of the Company's Board of Directors by Joseph Alves, Mahmoud Hashmi and John Lopes.

3. The change of control resulting from the acquisition of WebEngine Technologies International, Inc. (the "Acquisition").

     The Board of Directors has fixed the close of business on February 14, 2001, as the Record Date for determining the Shareholders entitled to Notice of the foregoing.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written Notice to shareholders pursuant to Section 607.0704 of the Florida Business Corporation Act.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDER AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                    By order of the Board of Directors,

                                    /s/ Joseph Alves
                                    Chairman, CEO and President

     February 21, 2001

                              DISSENTERS' RIGHTS

     Under the Florida Business Corporation Act (the "Act"), neither the change of the Company's name nor the replacement of its Board of Directors requires the Company to provide dissenting Shareholders with a right of appraisal and the Company will not provide Shareholders with such right.

      INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

     The Company is not aware of any interest that would be substantially affected through the change of the Company's name, the reconstitution of its Board of Directors or the change of control resulting from the Acquisition, whether adversely or otherwise.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the Record Date, the Company's authorized capitalization consisted of 50,000,000 shares of Common Stock, par value $.001 per share. As of the Record Date, there were 16,415,893 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of Common Stock entitles its holder to one vote on each matter submitted to the Shareholder.


     On January 5, 2001, Mr. Franz Kosich acquired seventy-three percent (73%) of the Company, one fifth each through the five entities listed in the Shareholder table provided below. The Common Shares were acquired through Mr. Kosich's ownership interest in WebEngine Technologies International, Inc., which the Company acquired through that certain Share Purchase Agreement reported on Form 8-K filed with the SEC on January 16, 2001.

     The following table sets forth, as of the Record Date, the number of shares of Common Stock of the Company owned by (i) each person who is known by the Company to own of record or beneficially five percent (5%) or more of the Company's outstanding shares, (ii) each director of the Company, (iii) each of the executive officers, and (iv) all directors and executive officers of the Company as a group.

     Unless otherwise indicated, each of the Shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                      Number of Shares of          Percentage of Total Shares
                                                      -------------------          --------------------------
                                                 Outstanding Common Stock               of Outstanding Common
                                                 ------------------------               ---------------------
Name and Address of Beneficial Owner(1)            Beneficially Owned (2)            Stock Beneficially Owned
---------------------------------------            ----------------------            ------------------------
International Marketing Solutions Ltd.(3)                       2,400,000                               14.6%
International Enterprise Solutions Ltd.(3)                      2,400,000                               14.6%
Ion Technologies Ltd.(3)                                        2,400,000                               14.6%
Hypernet Research Inc.(3)                                       2,400,000                               14.6%
Net Technology Group Ltd.(3)                                    2,400,000                               14.6%
Joseph Alves, Director, CEO and President                           - - -                               - - -
Mahmoud Hashmi, Director, COO and
 Principal Accounting Officer                                       - - -                               - - -

John Lopes, Director                                                - - -                               - - -
All Directors and Officers as a group                               - - -                               - - -

_________
*less than one percent

(1) Unless otherwise indicated, the address of each person listed below is c/o Callmate Telecom International, Inc., at 725 Port St. Lucie Blvd., Suite 103, Port St. Lucie, FL, 34984.

(2) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(3)    The entity is wholly owned and controlled by Mr. Franz Kosich.

       The approval of a majority of the outstanding shares of Common Stock entitled to vote is necessary to approve the actions noticed hereby. However, as discussed above, the Company's Board of Directors has obtained the necessary approval for the actions discussed herein from Shareholders with voting authority for stock constituting in excess of 50% of the total outstanding shares of the Company's Common Stock entitled to vote. As such, the Board of Directors does not intend to solicit any proxies or consents from any Shareholder in connection with these actions.

Amended and Restated Articles of Incorporation

The Company has changed its name to BankEngine Technologies, Inc. The Amended and Restated Articles of Incorporation providing for such change of the Company's name is attached hereto as Exhibit A.

Directors

One purpose of this Information Statement is to inform the Company's Shareholders that new members of the Company's Board of Directors have been nominated and elected. A brief description of each of these individuals follows.

Joseph J. Alves has since 1996 assisted with the development of numerous software applications including sophisticated online databases, robust security systems, online banking applications, ultra-secure encryption systems, and was co-founder and joint developer of the BankEngine suite of ultra secure transaction systems. Between 1993 and 1996 he worked as a network engineer for IBM, SHL SystemsHouse and Computer Systems Centre. Mr. Alves has founded and co-founded various technology related enterprises since 1996. Mr. Alves has extensive international banking knowledge and has developed business relationships that span five continents. He has since served as a consultant to many technology based start-ups and public companies including Millennium Communications, DreamPlay Research Inc., and Noble House Communications Ltd. Mr Alves has a BA (1990) from York University, and an MA (1993) from Wilfrid Laurier University in Waterloo, in Ontario, Canada.


Mahmoud Hashmi has been the CEO of Callmate Telecom International, Inc. since 1998, until he was replaced in such capacity by Mr. Alves. Mr. Hashmi was instrumental in the ongoing business development and expansion of Callmate into Europe and Pakistan. Specifically, he aided Callmate in the building of its own international network in Pakistan while utilizing the network of other quality carriers in Europe. Mr. Hashmi's organizational and people management skills have been developed over the past two decades. Prior to joining Callmate, he was a commodity trader for Arcadia Foods based in England. Mr. Hashmi has over 25 years of international experience in finance and global trading. Mr. Hashmi was educated at Carlton Grammar School, England and went on to Huddersfield College to study for a BA in business management.

John M Lopes was born in Lisbon Portugal and resides in Toronto Canada. Most recently, Mr Lopes has been a Chairman, CEO, President and a Director of WebEngine Corporation, a Canadian Company involved in securing financial transactional processing for merchant and institutional banking worldwide. During the last 10 years, Mr Lopes operated his management consulting firm and assisted both private and public companies in areas of venture capital, investment banking and management consulting as an Internet activist, e-commerce and business development consultant to both start up companies and sectorial leaders in the areas of marketing, channel and community development, and investment alliances. For the last 20 years, Mr. Lopes has had exposure in private and public sectors that have availed him many successful experiences as a financial advisor, franchiser, manufacturer and distributor, both domestically and internationally in various industries. His strong management skills and understanding of technology and investment sectors were instrumental to the success of some private funds in which he played an advisory role. The funds held issues such as AOL, MSFT, DELL, CSCO, well before they became popular holdings. He holds a BA as well as an MBA in finance and marketing and is a member of various cultural and professional associations.

Section 16(a) Reporting

        Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding ten percent or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established. During the year ended December 31, 2000, the Company believes that all reports required to be filed by Section 16(a) were filed on a timely basis.

                        FINANCIAL AND OTHER INFORMATION

       The information required by this item is hereby incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended August 31, 2000 of December 15, 2000, as amended on January 5, 2001, and the Company's Quarterly Report on Form 10-QSB for the quarter ended on November 30, 2000 of February 2, 2001, all as filed with the Securities and Exchange Commission.


                      Statement of Additional Information

       The Company's Annual Report on Form 10-KSB for the year ended August 31, 2000 including the amendment thereto, as filed with the SEC on December 15, 2000 and January 5, 2001, respectively, has been incorporated herein by reference.

       The Company's Current Report on Form 8-K, as filed with the SEC on January 16, 2001, has been incorporated herein by reference.

       The Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 2000 as filed with the SEC on February 2, 2001, has been incorporated herein by reference.

       The Company will furnish, to any Shareholder making such request, a copy of its Annual Report within one business day of receiving such request. The Annual Report will be sent by first class mail at no charge to such Shareholder. A copy of the Annual report can be requested by writing to the Company at 725 Port St. Lucie Blvd., Suite 103, Port St. Lucie, FL, 34984, or by calling the Company at (888) 672-5935, attention Secretary.

                                                                   EXHIBIT A
                                                                   ---------

               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                     CALLMATE TELECOM INTERNATIONAL, INC.

     Pursuant to Section 6007.1007 of the Business Corporation Act of the State of Florida, the majority of the shareholders of Callmate Telecom International, Inc. (the "Corporation"), a corporation incorporated and validly existing under and by the virtue of the Business Corporation Act of the State of Florida, bearing document number V53290, does hereby certify:

     First: That pursuant to the Written Consent of a Majority of Shareholders of the Corporation dated February 6, 2001, the shareholders approved the amendment of the Corporation's name. Accordingly, Article I of the Articles of Incorporation shall be deleted and substituted by the following Article I, which
Article I shall precede the subsequent Articles as follows:

                                   ARTICLE I
                                CORPORATE NAME
                                --------------

     The name of the Corporation shall be "BankEngine Technologies, Inc."

                                  ARTICLE II
                                    PURPOSE
                                    -------

     The Corporation shall be organized for any and all purposes authorized under the laws of the State of Florida.

                                  ARTICLE III
                              PERIOD OF EXISTENCE
                              -------------------

     The period during which the Corporation shall continue is perpetual.

                                  ARTICLE IV
                                    SHARES
                                    ------

     The capital stock of the Corporation shall consist of 50,000,000 shares of common stock, $0.001 par value.

                                   ARTICLE V
                               PLACE OF BUSINESS
                               -----------------

     The address of the Corporation's principal place of business in the State of Florida shall be 725 Port St. Lucie Blvd., Suite 103, Port St. Lucie, FL 34984. The Board of Directors may at any time and from time to time move the principal office of the Corporation.

                                  ARTICLE VI
                            DIRECTORS AND OFFICERS
                            ----------------------

     The business of the Corporation shall be managed by its Board of Directors. The number of such directors shall be not less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided for in the By-Laws.

                                  ARTICLE VII
                          DENIAL OF PREEMPTIVE RIGHTS
                          ---------------------------

     No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a Resolution of the Board of Directors and, if applicable, the shareholders.

                                 ARTICLE VIII
                             AMENDMENT OF BY-LAWS
                             --------------------

     Anything in the laws of the State of Florida, these Restated and Amended Articles of Incorporation notwithstanding or the By-Laws notwithstanding, the By-Laws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of the issued and outstanding shares of the Corporation entitled to vote thereon.

                                  ARTICLE IX
                                 SHAREHOLDERS
                                 ------------

     9.1  Inspection of Books. The Board of Directors shall make reasonable
          -------------------
          rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly authorized representative of a shareholder.

     9.2  Control Share Acquisition. The provisions relating to any control
          -------------------------
          share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor division shall not apply to the Corporation.

     9.3  Quorum. The holders of share entitled to vote one third of the votes
          ------
          at a meeting of shareholders shall constitute a quorum.

     9.4  Required Vote. Acts of shareholders shall require the approval of
          -------------
          holders of 50.01% of the outstanding votes of shareholders.


                                   ARTICLE X
            LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS
            -------------------------------------------------------

     To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any Resolution of its shareholders or directors, to undertake to indemnify the officers and directors of the Corporation against any contingency or peril as may be determined to be in the best interests of the Corporation, and in conjunction therewith, to procure, at the Corporation's expense, policies of insurance.

                                  ARTICLE XI
                                   CONTRACTS
                                   ---------

     No contract or other transaction between the Corporation and any person, firm or corporation shall be affected by the fact that any officer or director of the Corporation is such or is, or at some time in the future becomes, an officer , director or partner of such other contracting party, or has now or hereafter a direct interest in such contract.

     The foregoing was adopted by the shareholders of the Corporation acting by written consent pursuant to 607.0704 of the Florida Business Corporation Act. Consequently, the number of votes cast to amend the name of the Corporation was sufficient for approval.


     IN WITNESS WHEREOF, the undersigned duly authorized representative has executed these Amended and Restated Articles of Incorporation on February 21, 2001.


                                                /s/ Joseph Alves
                                                ----------------
                                                Joseph Alves
                                                CEO and President